CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Statements and Reports" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information for AllianceBernstein Taxable Multi-Sector Income Shares in Amendment No. 8 to the Registration Statement (Form N-1A 333-112207 and 811-21497) of AllianceBernstein Corporate Shares.



                                                               ERNST & YOUNG LLP

New York, New York
September 13, 2010